Corporate Resource Services to Expand Cloud Based Offerings

NEW YORK, N.Y. -- (Business Wire) – September 26, 2013 -- Corporate Resource Services, Inc. (NASDAQ: CRRS), a diversified technology, staffing, recruiting and consulting services firm,  today announced that it is expanding its Cloud Based Service offerings following enhancements to its data center.

“Our Summit Software division has been a leader in providing enterprise applications to the PEO and staffing industries,” said John P. Messina, Chief Executive Officer of Corporate Resource Services. “Now we have the capability to provide seamless access to those applications from any internet connection, allowing clients to process transactions, review reports and now recall imaged documents. Furthermore, our data center is capable of hosting not only our proprietary applications, but also client applications and provides a cost-effective means of data storage and retrieval. We are also partnering with our first Fortune 100 clients to create an affinity marketing program that will produce another high margin revenue stream for CRS.”

“Corporate Resource Services is excited to capitalize on this segment of the market,” said Frank Vaccaro, President of Sales for CRS.  “We have been defining our sales and marketing strategy to bring these new offerings to our existing client base, as well as potential new clients, and we  are looking forward to the additional revenues we will realize from these state-of-the-art business solutions. We believe the opportunity for CRS is extremely large and that this will truly elevate us to being recognized as a diversified business partner.”

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides cloud-based enterprise applications and hosting services to PEO and staffing companies, as well as diversified staffing, recruiting, and consulting services.  The Company offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’ location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 231 staffing and on-site facilities in 42 states and the District of Columbia and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies. To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Corporate Resource Services, Inc.

Michael J. Golde

Chief Financial Officer

(646) 443-2380